UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): June 29, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-2791	36-4197337

(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation or organization
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Appointment of Principal Officer
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Joinder and Amendment to Agreement
Securities Purchase Agreement
Employment Agreement
Non-Competition Agreement
Employee Stock Option Agreement
First Amendment to Commercial Lease Agreement
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
On June 29, 2006, Electric City Corp., (“Electric City” or the “Company”) entered into a Joinder and Amendment To Agreement and Plan of Merger dated as of June 27, 2006 by and among the Company, Parke Acquisition, LLC, a wholly-owned subsidiary of Electric City (“Merger Subsidiary”), Parke P.A.N.D.A. Corporation (“Parke”), Daniel Parke and Daniel W. Parke and Michelle A. Parke as Trustees under The Parke Family Trust (the “Joinder”). The purpose of the Joinder was to amend the Agreement and Plan of Merger dated as of May 19, 2006 previously entered into by and among the Company, Merger Subsidiary, Parke and Daniel Parke to add The Parke Family Trust and its trustees, Daniel W. Parke and Michelle A. Parke, as parties to such Agreement and Plan of Merger as stockholder of Parke, and to finalize certain disclosure schedules to the original agreement. Daniel Parke is a director of the Company. For additional information concerning the Agreement and Plan of Merger and the Company’s acquisition of Parke pursuant thereto, see Item 3.02 below. The description of the Joinder is not intended to be complete and is qualified in its entirety by the Joinder and Amendment to Agreement and Plan of Merger, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
On June 29, 2006, the Company entered into a Securities Purchase Agreement with 17 investors, including three members of its board of directors, Richard Kiphart, David Asplund and David Valentine, and issued an aggregate of 39,523,346 shares of its common stock to such investors pursuant to closing thereunder. Mr. Asplund is also the Company’s chief executive officer. For additional information concerning the Securities Purchase Agreement and the transaction thereunder, see Item 3.02 below. The description of the Securities Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the Securities Purchase Agreement, which is attached as Exhibit 10.2 to this report and incorporated herein by reference.
On June 30, 2006, Merger Subsidiary entered into an Employment Agreement dated as of June 30, 2006, by and between Merger Subsidiary and Daniel Parke providing, among other things, that Mr. Parke would be employed as President of Merger Subsidiary for two years at an annual salary of $250,000 per year and for Electric City to grant to Mr. Parke ten-year options to purchase up to 46,667 at a price per share of $1.10 (the closing market price of Electric City’s common stock on July 3, 2006, the business day immediately following the date of such Employment Agreement). Such options vest in three installments, with one-third vesting immediately, one third on June 30, 2007 and one-third on June 30, 2008. In the event that Mr. Parke’s employment terminates for ‘Due Cause’ (as defined therein), all unexercised options terminate immediately. In the event of termination of such employment by reason of death or disability, any unvested options terminate and any vested options must be exercised within 90 days. In the event of termination of such employment for the convenience of the employer, or by Mr. Parke because of a breach by the employer, then all options which are scheduled to vest within one year shall vest immediately and be exercisable for one year thereafter. All such options shall immediately vest and be exercisable upon the occurrence of a ‘Change of Control’ (as defined therein). For additional information concerning the Employment Agreement, see Item 3.02 below. The description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the Employment Agreement which is attached as Exhibit 10.3 to this report and incorporated herein by reference.
Also on June 30, Electric City, Merger Subsidiary and Daniel Parke entered into a Non-Competition Agreement dated as of June 30, 2006 providing that for a period of two years Mr. Parke would not compete with the business being acquired by Merger Subsidiary from Parke, except that if his employment was terminated without cause prior to the end of such two year period, then such non-competition period would concurrently end. The description of the Non-Competition Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the Non-Competition Agreement which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

Also on June 30, Electric City and Daniel Parke entered into an Employee Stock Option Agreement dated as of June 30, 2006 providing that for Mr. Parke was granted options to acquire up to 46,667 shares of Electric City’s common stock, at a price per share of $1.10 (the closing market price of Electric City’s common stock on July 3, 2006, the business day immediately following the date of such Employment Agreement). The options covered by this agreement are the same options referred to in the Employment Agreement mentioned above. Subject to the limitations described in the Employment Agreement above, such options vest in three installments, with one-third vesting immediately, one third on June 30, 2007 and one-third on June 30, 2008, and are exercisable within 10 years of the grant date. Such option agreement also contains a ‘cashless’ exercise feature providing for payment of the exercise price by reducing the number of shares issued by a number of shares having a then current market value equal to the exercise price. Except as otherwise provided in such Employee Stock Option Agreement, the options are governed by the Company’s 2001 Employee Stock Incentive Plan. To the extent allowed by the 2001 Stock Incentive Plan, the options shall be incentive stock options, with the balance (if any) to be non-qualified options. The description of the Employee Stock Option Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the Employee Stock Option Agreement which is attached as Exhibit 10.5 to this report and incorporated herein by reference, and to the Company’s 2001 Employee Stock Incentive Plan, filed as Annex B to the Company’s definitive Proxy Statement for the 2006 Annual Meeting of stockholders (filed with the SEC on April 28, 2006).
Also on June 30, 2006, Merger Subsidiary entered into a First Amendment to Commercial Lease Agreement dated as of June 30, 2006 by and between M&D Investments and Parke Industries, LLC. M&D Investments, the landlord, is a California partnership, one of whose partners is Daniel Parke, a director of Electric City. Pursuant to consummation of the Parke acquisition (described under Item 3.02 below), Merger Subsidiary became the tenant under a Commercial Lease Agreement with M&D Investments of Parke’s facility at 2247 Lindsay Way, Glendora, California. The First Amendment to Commercial Lease Agreement extended the term of such lease 3 years to December 31, 2009 and provides for base rent thereunder of $3,605 per month for 2007, $3,713.15 for 2008 and $3,824.55 for 2009. The current lease requires monthly rent payments of $3,500 and was to expire on January 1, 2007. For additional information concerning the First Amendment to Commercial Lease Agreement, see Item 3.02 below. The description of the First Amendment to Commercial Lease Agreement is not intended to be complete and is qualified in its entirety by the First Amendment to Commercial Lease Agreement which is attached as Exhibit 10.6 to this report and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
In accordance with an Agreement and Plan of Merger dated as of May 19, 2006, by and among Electric City, Merger Subsidiary, Parke and Daniel Parke, as amended by the Joinder and Amendment to Agreement and Plan of Merger described under Item 1.02 above (collectively, the “Merger Agreement”), on June 30, 2006 Electric City acquired Parke pursuant to the merger of Parke with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation under the name Parke Industries LLC.
The merger consideration consisted of $2,720,000 in cash and 5,000,000 shares of Electric City common stock, all of which was paid to The Parke Family Trust, the sole stockholder of Parke, which is beneficially owned by Daniel Parke and his spouse, Michelle A. Parke, who are also the trustees of such Trust. As a result of the merger, Merger Subsidiary became responsible for the liabilities of Parke, including $400,000 due on its line of credit and approximately $46,000 in various vehicle loans. The acquisition will be recorded using the purchase method of accounting.

Due to potential conflicts of interest resulting from (i) the beneficial ownership of Parke by Daniel Parke, a director of the Electric City, and (ii) certain members of the Company’s Board beneficially owning shares of Series E Convertible Preferred Stock and agreeing to purchase shares of common stock in the PIPE Transaction (as defined in Item 3.02) and concurrently convert their shares of Series E Convertible Preferred Stock into shares of our common stock, the Board established a special committee comprised solely of disinterested, independent directors to review, negotiate and approve the acquisition of Parke and the PIPE Transaction. The special committee retained an investment bank to act as its financial advisor and outside counsel to assist it in its review of these transactions. The investment bank reviewed the terms and conditions of the proposed acquisition of Parke and delivered to the special committee an opinion to the effect that the purchase price paid for Parke was fair to us from a financial point of view. It also provided information, advice and analysis on the structure and pricing of the PIPE Transaction and the rights offering. Outside counsel assisted the special committee in its review of these transactions and advised the committee on its duties and responsibilities. After considering all of the information it had gathered, the committee concluded that these transactions were in the best interests of the Company and its stockholders and approved the Parke acquisition and the PIPE Transaction.
The common stock issued in the merger was exempt from registration under the Securities Act of 1933 pursuant to Regulation D thereunder. Electric City has agreed to file a registration statement within 13 months of the closing of the acquisition of Parke to register such shares for resale by the former stockholder of Parke.
The description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the original Agreement and Plan of Merger which was attached as Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on May 22, 2006, and incorporated herein by reference, and by the Joinder and Amendment to Agreement and Plan of Merger, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
In connection with closing under the Merger Agreement, Merger Subsidiary and Daniel Parke entered into an Employment Agreement dated as of June 30, 2006. Also in connection with such closing, Electric City, Merger Subsidiary and Daniel Parke entered into the Non-Competition Agreement dated as of June 30, 2006 above, Electric City granted to Daniel Parke options to purchase up to 46,667 shares of Electric City common stock, pursuant to an Employee Stock Option Agreement dated June 30, 2006, and Merger Subsidiary and M&D Investments entered into a First Amendment to Commercial Lease Agreement dated as of June 30, 2006. Such Employment Agreement, Non-Competition Agreement, Employee Stock Option Agreement and First Amendment to Commercial Lease Agreement are all described further under Item 1.02 above. The descriptions of such agreements is not intended to be complete and is qualified in its entirety by the complete text of agreements, which are attached as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this report and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
On June 29, 2006 Electric City entered into the Securities Purchase Agreement described until Item 1.02 above and issued to 17 investors, including 10 existing holders of the Company’s Series E Convertible Stock (the “Preferred Stock”), for an aggregate purchase price of $17,875,000, 17,875,000 shares of the Company’s common stock (the “PIPE Transaction”). The Company used $2.72 million of the proceeds to fund the cash consideration for the acquisition of Parke; approximately $5.6 million to prepay two convertible secured term loans and related prepayment penalties and accrued interest owed to Laurus

Master Fund Ltd. (“Laurus”); and $400,000 to pay off Parke’s line of credit. The balance of the gross proceeds of approximately $9 million will be used by the Company for general working capital purposes.
Concurrently with the closing of the PIPE Transaction, pursuant to the Securities Purchase Agreement the holders of all of the Company’s outstanding Preferred Stock converted such shares into 21,648,346 shares of the Company’s common stock, and agreed that, upon the conversion, all agreements related to the Preferred Stock would be terminated. As a result of the conversion, all special approval rights related to the Preferred Stock, including the right to a liquidation preference, were terminated.
Immediately following completion of the PIPE Transaction and prepayment of the Laurus term loans, Laurus elected to convert the entire outstanding balance on its revolving line of credit, along with accrued interest thereon, into 950,865 shares of the Company’s common stock. In addition, in consideration of the issuance by the Company of 392,596 shares of common stock, Laurus agreed to 1) waive the payment of liquidated damages due as a result of the Company’s failure register shares of common stock previously issued to Laurus prior to the date specified in the Securities Purchase Agreement dated November 22, 2005 relating to the $5 million convertible term loan, and 2) terminate the requirement that the Company pay it a portion of the cash flows generated by VNPP projects for a period of 5 years following the repayment of the November 2005 $5 million convertible term loan.
Upon the completion of the transaction described above the total shares of common stock outstanding was 49,286,611 and there were no shares of preferred stock outstanding.
The common stock issued to the investors and Laurus are exempt from registration under the Securities Act of 1933 pursuant to Regulation D thereunder. The Company has agreed to register those shares issued to the investors and Laurus that have not been previously registered.
See Item 2.01 above for information regarding the approval of the PIPE Transaction by a special committee of the Company’s Board of Directors.
The description of the Securities Purchase Agreement and transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Securities Purchase Agreement which is attached as Exhibit 10.2, to this report and is incorporated herein by reference.
Item 5.02 Appointment of Principal Officer.
As is described under Item 1.02 above, in connection with the acquisition of Parke described in Item 2.01, Daniel Parke was appointed the Company’s president and chief operating officer, and Parke Acquisition LLC, entered into an Employment Agreement with Mr. Parke under which he will be employed for two years as its president. Also in connection with the acquisition of Parke, Electric City, Parke Acquisition, LLC and Daniel Parke entered into the Non-Competition Agreement, and Electric City granted to Daniel Parke options to purchase up to 46,667 shares of Electric City common stock, pursuant to an Employee Stock Option Agreement, and Parke Acquisition, LLC and M&D Investments entered into a First Amendment to Commercial Lease Agreement dated as of June 30, 2006. Such agreements are all described under Item 1.02 above, and are attached as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of businesses acquired.

Financial statements of Parke, which are required to be filed pursuant to Item 9.01(a)(4), will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this report is required to be filed.

(b)	Pro forma financial statements, which are required to be filed pursuant to Item 9.01(b)(2), shall be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this report is required to be filed.

(c)	Exhibits

10.1	Joinder and Amendment to Agreement and Plan of Merger dated as of June 27, 2006

10.2	Securities Purchase Agreement dated as of June 29, 2006 by and among Electric City Corp. and certain investors named therein

10.3	Employment Agreement dated as of June 30, 2006, by and between Parke Acquisition, LLC and Daniel Parke

10.4	Non-Competition Agreement dated as of June 30, 2006 by and among Electric City Corp., Parke Acquisition, LLC and Daniel Parke

10.5	Employee Stock Option Agreement dated June 30, 2006 between Electric City Corp. and Daniel Parke

10.6	First Amendment to Commercial Lease Agreement dated as of June 30, 2006 by and between M&D Investments and Parke Industries, LLC

99.1	Press Release dated July 5, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.

Dated:	July 6, 2006	By:	/s/ Jeffrey R. Mistarz

Jeffrey R. Mistarz Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1

10.2	Securities Purchase Agreement dated as of June 29, 2006 by and among Electric City Corp. and certain investors named therein

10.3	Employment Agreement dated June 30, 2006, by and between Daniel Parke and Parke Acquisition LLC

10.4	Non-Competition Agreement dated as of June 30, 2006 by and among Electric City Corp., Parke Acquisition, LLC and Daniel Parke

10.5	Employee Stock Option Agreement dated June 30, 2006 between Electric City Corp. and Daniel Parke

10.6	First Amendment to Commercial Lease Agreement dated as of June 30, 2006 by and between M&D Investments and Parke Industries, LLC

99.1	Press Release dated July 5, 2006